Exhibit 1.1

NORTHEAST NUCLEAR ENERGY COMPANY
PRO FORMA BALANCE SHEET - ASSETS
AS OF SEPTEMBER 30, 2002
(UNAUDITED)
(THOUSANDS OF DOLLARS)

                                                                                               Pro Forma Giving
                                                     Per Book     Pro Forma Adjustments      Effect to Adjustments
                                                     --------     ---------------------      ---------------------
ASSETS

Current Assets:
  Cash and cash equivalents                          $     25           $     -   a,c,d           $    25
  Notes receivable from affiliated companies           50,100            (16,095) a                 34,005
  Notes and accounts receivable, net                    1,140                 -                      1,140
                                                     --------           --------                  --------
                                                       51,265            (16,095)                   35,170
                                                     --------           --------                  --------

Deferred Debits and Other Assets:
  Other                                                 1,050                 -                      1,050
                                                     --------           --------                  --------
                                                        1,050                 -                      1,050
                                                     --------           --------                  --------
Total Assets                                         $ 52,315           $(16,095)                 $ 36,220
                                                     ========           ========                  ========



NORTHEAST NUCLEAR ENERGY COMPANY
PRO FORMA BALANCE SHEET - LIABILITIES AND CAPITALIZATION
AS OF SEPTEMBER 30, 2002
(UNAUDITED)
(THOUSANDS OF DOLLARS)

                                                                                               Pro Forma Giving
                                                     Per Book     Pro Forma Adjustments      Effect to Adjustments
                                                     --------     ---------------------      ---------------------
LIABILITIES AND CAPITALIZATION

Current Liabilities:
  Accounts payable                                   $  3,484           $     -                   $  3,484
  Accounts payable to affiliated companies                 48                 -                         48
  Accrued taxes                                          (210)                -                       (210)
  Accrued pension                                      49,440                 -                     49,440
  Dividend payable                                         -                  -     b,c                 -
  Other                                                     1                 -                          1
                                                     --------           --------                  --------
                                                       52,763                 -                     52,763
                                                     --------           --------                  --------

Deferred Credits and Other Liabilities:
  Accumulated deferred income taxes                   (29,578)                -                    (29,578)
  Accumulated deferred investment tax credits             963                 -                        963
  Other                                                12,072                 -                     12,072
                                                     --------           --------                  --------
                                                      (16,543)                -                    (16,543)
                                                     --------           --------                  --------
Capitalization:
  Common Stockholder's Equity:
    Common stock                                           15                (15) d                     -
    Capital surplus, paid in                           15,229            (15,229) d                     -
    Retained earnings                                     851               (851) b                     -
                                                     --------           --------                  --------
  Common Stockholder's Equity                          16,095            (16,095)                       -
                                                     --------           --------                  --------
Total Capitalization                                   16,095            (16,095)                       -
                                                     --------           --------                  --------
Total Liabilities and Capitalization                 $ 52,315           $(16,095)                 $ 36,220
                                                     ========           ========                  ========